Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Fourth Quarter and Full Year 2021

and Announces Monthly Distribution for March 2022

RICHMOND, Va. (February 22, 2022) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the fourth quarter and full year ended December 31, 2021. The Company also today announced that its Board of Directors has reinstated monthly distributions and declared a monthly cash distribution of $0.05 per common share for the month of March 2022. The March distribution is payable on March 15, 2022, to shareholders of record as of March 4, 2022.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months and Year Ended December 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
Net income (loss)	$13,221	$(51,247)	n/a	$18,828	$(173,207)	n/a
Net income (loss) per share	$0.06	$(0.23)	n/a	$0.08	$(0.77)	n/a

Adjusted EBITDAre	$73,386	$16,196	353.1%	$279,235	$92,611	201.5%
Comparable Hotels Adjusted Hotel EBITDA	$85,381	$21,614	295.0%	$321,682	$114,828	180.1%
Comparable Hotels Adjusted Hotel EBITDA Margin %	33.7%	16.9%	1,680 bps	34.5%	20.0%	1,450 bps
Modified funds from operations (MFFO)	$58,584	$(2,475)	n/a	$211,001	$20,437	932.4%
MFFO per share	$0.26	$(0.01)	n/a	$0.93	$0.09	933.3%

Average Daily Rate (ADR) (Actual)	$131.04	$97.87	33.9%	$123.78	$111.49	11.0%
Occupancy (Actual)	67.5%	46.5%	45.2%	66.3%	46.1%	43.8%
Revenue Per Available Room (RevPAR) (Actual)	$88.43	$45.46	94.5%	$82.03	$51.34	59.8%

Comparable Hotels ADR	$131.19	$98.94	32.6%	$125.43	$112.72	11.3%
Comparable Hotels Occupancy	67.4%	46.0%	46.5%	66.3%	45.9%	44.4%
Comparable Hotels RevPAR	$88.45	$45.52	94.3%	$83.14	$51.69	60.8%

Cash and cash equivalents	$3,282
Total debt outstanding	$1,444,046
Total debt outstanding, net of cash and cash equivalents	$1,440,764
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	28.1%

(1)

Explanations of and reconciliations to net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $16.15 on December 31, 2021.

Comparable Hotels is defined as the 219 hotels owned by the Company as of December 31, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “We are pleased to report operating fundamentals for our portfolio for the fourth quarter of 2021 were the strongest we have achieved since the onset of the pandemic relative to 2019, with RevPAR of $88, occupancy of 68% and ADR of $131. Continued strength in rate during the fourth quarter helped us narrow the gap from fourth quarter 2019 RevPAR to only 8%, with the month of December producing our strongest RevPAR yet on a relative basis, down only 1% as compared to December 2019. Our corporate and on-site teams have continued to maximize profitability through strategic revenue management and continued efforts to realize operational efficiencies. Despite seasonality, inflationary pressures and a challenging labor environment, we once again achieved strong bottom-line results with Adjusted EBITDAre of $73 million and Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 34% for the quarter. We achieved MFFO of $59 million, or $0.26 per share, for the quarter and $211 million, or $0.93 per share, for the full year."

Mr. Knight continued, “Our outperformance since the onset of the pandemic is a tribute to the collaborative efforts of our corporate, brand and management teams and a testament to the merits of our strategy of investing in a broadly diversified portfolio of high-quality, rooms-focused hotels with low leverage. Despite the unprecedented challenges brought by the pandemic, we have achieved strong operating results, enhanced the growth profile and quality of our portfolio through strategic dispositions and acquisitions, and maintained the strength and flexibility of our balance sheet. While the Omicron variant tempered our performance in January, we have seen improvement in February and expect to see continued positive momentum in operating fundamentals as we move through 2022. With continued confidence in our portfolio and the recovery, we are pleased to reinstate monthly dividends for our shareholders, with a March payment of $0.05 per share. We remain intently focused on maximizing long-term value for our shareholders and are confident we are well positioned for additional upside as leisure travel continues to show strength and business travel steadily recovers.”

Hotel Portfolio Overview

As of December 31, 2021, Apple Hospitality owned 219 hotels with an aggregate of 28,747 guest rooms located in 86 markets throughout 36 states.

Operations Update

•

Strong operating performance: During the fourth quarter of 2021, operations across the Company’s portfolio continued to strengthen, with occupancy and RevPAR exceeding industry averages as reported by STR. For the Company’s portfolio for the fourth quarter 2021, ADR was in line with ADR achieved during the same period of 2019, while occupancy and RevPAR trailed fourth quarter 2019 by only 7% and 8%, respectively. ADR for the Company’s portfolio for the month of December 2021 exceeded December 2019 ADR by approximately 2%, with occupancy and RevPAR for the month of December 2021 trailing December 2019 by approximately 3% and 1%, respectively, the strongest monthly RevPAR performance relative to the same period in 2019 since the onset of the pandemic. For the full year 2021, RevPAR was down 22% as compared to 2019. Due in part to disruption related to the Omicron variant, occupancy for the month of January 2022 was approximately 56%, down 15% as compared to January 2019 and up 24% as compared to January 2021.

•

Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $85 million for the fourth quarter 2021 and $322 million for the full year 2021. The Company achieved MFFO of approximately $59 million for the fourth quarter 2021 and $211 million for the full year 2021. As a result of continued efforts to maximize operational efficiencies, hotel operating expenses were reduced by approximately 14% during the fourth quarter 2021, as compared to the same period of 2019. The Company achieved Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 34% for the fourth quarter 2021, only 40 basis points below the same measure for the fourth quarter 2019.

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•

Transactional activity: During 2021, the Company sold 23 hotels for a total combined gross sales price of approximately $235 million and acquired eight hotels for a total combined purchase price of approximately $361 million. The Company currently has an outstanding contract for the potential purchase of one additional hotel for a total purchase price of approximately $79 million.

•

Balance sheet: The Company successfully exited its extended covenant waiver period in July 2021 and has maintained the strength and flexibility of its balance sheet. At December 31, 2021, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 28%.

•

March 2022 distribution: The Company today announced that its Board of Directors declared a monthly cash distribution of $0.05 per common share for the month of March 2022. The distribution is payable on March 15, 2022, to shareholders of record as of March 4, 2022.

The following table highlights the Company’s monthly performance during the fourth quarter of 2021, as compared to the fourth quarters of 2020 and 2019 (in thousands, except statistical data):

				Three Months Ended				Three Months Ended				Three Months Ended
	October	November	December	December 31,	October	November	December	December 31,	October	November	December	December 31,
	2021	2021	2021	2021	2020	2020	2020	2020	2019	2019	2019	2019
ADR	$137.61	$129.83	$124.69	$131.04	$101.94	$97.77	$92.55	$97.87	$139.07	$130.85	$122.20	$131.41
Occupancy	73.2%	67.6%	61.8%	67.5%	53.7%	45.3%	40.3%	46.5%	81.6%	73.7%	63.5%	72.9%
RevPAR	$100.72	$87.74	$77.06	$88.43	$54.76	$44.27	$37.32	$45.46	$113.43	$96.49	$77.61	$95.85
Adjusted Hotel EBITDA (1)	$37,224	$26,175	$21,210	$84,609	$14,748	$6,703	$1,845	$23,296	$44,707	$31,720	$20,409	$96,836

(1)	See explanation and reconciliation of Adjusted Hotel EBITDA to net income (loss) included below.

Portfolio Activity

Acquisitions

During 2021, the Company acquired eight hotels for a total combined purchase price of approximately $361 million, including the following four hotels that were acquired during the fourth quarter of 2021:

•	In October 2021, the Company acquired the existing 150-room Hilton Garden Inn Memphis Downtown in Memphis, Tennessee, for a total purchase price of approximately $38 million.
•	In November 2021, the Company acquired the existing 157-room Hilton Garden Inn Fort Worth Medical Center in Fort Worth, Texas, for a total purchase price of approximately $29.5 million.
•	In November 2021, the Company acquired the existing 112-room Homewood Suites by Hilton Fort Worth Medical Center in Fort Worth, Texas, for a total purchase price of approximately $21.5 million.
•	In November 2021, the Company acquired the existing 243-room Hampton Inn & Suites by Hilton Portland Pearl District in Portland, Oregon, for a total purchase price of approximately $75 million.

Also during 2021, the Company purchased the fee interest in the land at its Residence Inn by Marriott in Seattle, Washington, which was previously held under a finance ground lease, for a total purchase price of $80 million, consisting of a $24 million cash payment and a one-year note payable to the seller for $56 million.

The Company has acquired 12 hotels for a total combined purchase price of approximately $473 million since March 2020, the beginning of the COVID-19 pandemic.

Contract for Potential Acquisition

The Company has an outstanding contract for the purchase of an Embassy Suites by Hilton in Madison, Wisconsin, for an anticipated total purchase price of approximately $79 million. The hotel is currently under development and expected to

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include 260 rooms. There are many conditions to closing that have not yet been satisfied, and there can be no assurance that a closing on this hotel will occur under the outstanding purchase contract. Assuming all conditions to closing are met, the Company anticipates acquiring the hotel following completion of construction, which is expected to occur in early 2024.

Dispositions

During 2021, the Company sold 23 hotels in four transactions for a total combined gross sales price of approximately $235 million. The Company has sold 24 hotels for a total combined gross sales price of approximately $245 million since March 2020, the beginning of the COVID-19 pandemic.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the year ended December 31, 2021, the Company invested approximately $26 million in capital expenditures. The Company plans to continue to reinvest in its hotels and anticipates investing approximately $55 million to $65 million in capital improvements during 2022, which includes renovation projects for approximately 20 to 25 hotels.

Balance Sheet and Liquidity

Summary

As of December 31, 2021, Apple Hospitality had approximately $1.4 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 3.4%, cash on hand of approximately $3 million and availability under its revolving credit facility of approximately $349 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt is comprised of approximately $498 million in property-level debt secured by 28 hotels and approximately $946 million outstanding on its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of December 31, 2021, was 191. The Company’s total debt to total capitalization, net of cash and cash equivalents at December 31, 2021, was approximately 28%. As of December 31, 2021, the Company’s weighted-average debt maturities are 3 years, with approximately $228 million, net of reserves, maturing in 2022.

Unsecured Credit Facilities Amendments

As a result of COVID-19 and the associated disruption to the Company’s operating results, as previously disclosed, the Company entered into amendments to each of its unsecured credit facilities in June 2020 and then again in March 2021 to temporarily waive the financial covenant testing under each of its unsecured credit facilities. In July 2021, the Company notified its lenders under its unsecured credit facilities that it had elected to exit the extended covenant waiver period, effective July 29, 2021, pursuant to the terms of each of its unsecured credit facilities, as amended. As of December 31, 2021, the Company met the financial maintenance covenants based on the annualized results of the nine months ended December 31, 2021, at the levels required for the third fiscal quarter tested since exiting the extended covenant waiver period.

Capital Markets

The Company terminated its written trading plan under its Share Repurchase Program in March 2020 and has not repurchased any shares under the Share Repurchase Program since that time. As of December 31, 2021, the Company had approximately $345 million remaining under its Share Repurchase Program. The Share Repurchase Program may be suspended or terminated at any time by the Company and will end in July 2022 unless extended. The timing of share

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repurchases and the number of common shares to be repurchased under the Share Repurchase Program will depend upon the prevailing market conditions, regulatory requirements and other factors.

In August 2020, the Company entered into an equity distribution agreement pursuant to which the Company may sell, from time to time, up to an aggregate of $300 million of its common shares under an at-the-market offering program (the “ATM Program”). No shares were sold under the Company’s ATM Program during the fourth quarter of 2021. As of December 31, 2021, approximately $224 million remained available for issuance under the ATM Program.

Shareholder Distributions

For the year ended December 31, 2021, the Company paid distributions of $0.03 per common share for a total of approximately $6.8 million. On January 18, 2022, the Company paid a quarterly distribution of $0.01 per common share for the fourth quarter of 2021, which was declared in December 2021 and totaled approximately $2.3 million.

The Company today announced that its Board of Directors has reinstated its policy of distributions on a monthly basis and declared a monthly cash distribution of $0.05 per common share for the month of March 2022. The distribution is payable on March 15, 2022, to shareholders of record as of March 4, 2022. Based on the Company’s common stock closing price of $17.49 on February 18, 2022, the annualized distribution of $0.60 per common share represents an annual yield of approximately 3.4 percent. While the Company expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company or in order to maintain its REIT status for federal income tax purposes.

2022 Outlook

In light of continued economic uncertainty caused by COVID-19, the Company has not issued 2022 operational guidance. The Company is providing the following full year 2022 outlook regarding certain corporate expenses, which is based on management’s current view and does not take into account any unanticipated developments in its business or changes in its operating environment:

•	General and administrative expenses are projected to be approximately $32 million to $38 million.
•	Interest expense is projected to be approximately $58 million to $63 million.
•	Capital expenditures are projected to be approximately $55 million to $65 million.

The Company does not intend to provide additional outlook updates unless deemed appropriate.

Fourth Quarter and Full Year 2021 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Wednesday, February 23, 2022. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on February 23, 2022, through 11:59 p.m. Eastern Time on March 16, 2022. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13725589. The archive of the webcast will be available on the Company's website for a limited time.

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About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 219 hotels with more than 28,700 guest rooms located in 86 markets throughout 36 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 94 Marriott-branded hotels, 119 Hilton-branded hotels, four Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance:  Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; and Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of the COVID-19 pandemic, including resurgences and variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued impacts caused by the COVID-19 pandemic on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or potential rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many

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of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the COVID-19 pandemic or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	As of December 31,
	2021	2020

Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,311,262 and $1,235,698, respectively	$4,677,185	$4,732,896
Assets held for sale	-	5,316
Cash and cash equivalents	3,282	5,556
Restricted cash-furniture, fixtures and other escrows	36,667	28,812
Due from third party managers, net	40,052	22,137
Other assets, net	33,341	35,042
Total Assets	$4,790,527	$4,829,759

Liabilities
Debt, net	$1,438,758	$1,482,571
Finance lease liabilities	111,776	219,981
Accounts payable and other liabilities	92,672	97,860
Total Liabilities	1,643,206	1,800,412

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 228,255,642 and 223,212,346 shares, respectively	4,569,352	4,488,419
Accumulated other comprehensive loss	(15,508)	(42,802)
Distributions greater than net income	(1,406,523)	(1,416,270)
Total Shareholders' Equity	3,147,321	3,029,347

Total Liabilities and Shareholders' Equity	$4,790,527	$4,829,759

Note:  The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, (Unaudited)		December 31,
	2021	2020	2021	2020
Revenues:
Room	$231,374	$125,562	$871,436	$560,485
Food and beverage	7,832	2,333	22,018	16,719
Other	11,382	6,070	40,415	24,675
Total revenue	250,588	133,965	933,869	601,879

Expenses:
Hotel operating expense:
Operating	63,354	35,239	216,644	156,099
Hotel administrative	22,658	14,394	85,066	68,473
Sales and marketing	21,551	13,486	79,834	61,003
Utilities	9,313	7,947	40,635	33,412
Repair and maintenance	12,949	10,104	47,660	37,087
Franchise fees	10,891	5,871	40,949	26,387
Management fees	8,359	4,392	31,390	19,817
Total hotel operating expense	149,075	91,433	542,178	402,278
Property taxes, insurance and other	17,044	19,418	71,980	78,238
General and administrative	11,223	7,100	41,038	29,374
Loss on impairment of depreciable real estate assets	-	715	10,754	5,097
Depreciation and amortization	45,158	50,196	184,471	199,786
Total expense	222,500	168,862	850,421	714,773

Gain (loss) on sale of real estate	(68)	2,069	3,596	10,854

Operating income (loss)	28,020	(32,828)	87,044	(102,040)

Interest and other expense, net	$(14,640)	$(18,352)	$(67,748)	$(70,835)

Income (loss) before income taxes	13,380	(51,180)	19,296	(172,875)

Income tax expense	(159)	(67)	(468)	(332)

Net income (loss)	$13,221	$(51,247)	$18,828	$(173,207)

Other comprehensive income (loss):
Interest rate derivatives	9,142	5,518	27,294	(38,104)

Comprehensive income (loss)	$22,363	$(45,729)	$46,122	$(211,311)

Basic and diluted net income (loss) per common share	$0.06	$(0.23)	$0.08	$(0.77)

Weighted average common shares outstanding - basic and diluted	228,429	223,316	226,361	223,544

Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
Total revenue	$253,225	$127,697	98.3%	$932,928	$574,977	62.3%

Total operating expenses	167,844	106,083	58.2%	611,246	460,149	32.8%

Adjusted Hotel EBITDA	$85,381	$21,614	295.0%	$321,682	$114,828	180.1%
Adjusted Hotel EBITDA Margin %	33.7%	16.9%	1,680 bps	34.5%	20.0%	1,450 bps

ADR (Comparable Hotels)	$131.19	$98.94	32.6%	$125.43	$112.72	11.3%
Occupancy (Comparable Hotels)	67.4%	46.0%	46.5%	66.3%	45.9%	44.4%
RevPAR (Comparable Hotels)	$88.45	$45.52	94.3%	$83.14	$51.69	60.8%

ADR (Actual)	$131.04	$97.87	33.9%	$123.78	$111.49	11.0%
Occupancy (Actual)	67.5%	46.5%	45.2%	66.3%	46.1%	43.8%
RevPAR (Actual)	$88.43	$45.46	94.5%	$82.03	$51.34	59.8%

Reconciliation to Actual Results

Total Revenue (Actual)	$250,588	$133,965		$933,869	$601,879
Revenue from acquisitions prior to ownership	2,870	5,104		29,674	20,507
Revenue from dispositions	(233)	(11,372)		(30,615)	(47,409)
Comparable Hotels Total Revenue	$253,225	$127,697		$932,928	$574,977

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$84,609	$23,296		$320,273	$121,985
AHEBITDA from acquisitions prior to ownership	989	972		10,362	2,679
AHEBITDA from dispositions	(217)	(2,654)		(8,953)	(9,836)
Comparable Hotels AHEBITDA	$85,381	$21,614		$321,682	$114,828

Comparable Hotels is defined as the 219 hotels owned by the Company as of December 31, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021
Total revenue	$282,224	$327,033	$321,161	$278,005	$228,401	$76,274	$142,605	$127,697	$152,446	$242,644	$284,613	$253,225

Total operating expenses	180,155	195,324	197,051	183,205	167,871	76,435	109,760	106,083	118,608	149,052	175,742	167,844

Adjusted Hotel EBITDA	$102,069	$131,709	$124,110	$94,800	$60,530	$(161)	$32,845	$21,614	$33,838	$93,592	$108,871	$85,381
Adjusted Hotel EBITDA Margin %	36.2%	40.3%	38.6%	34.1%	26.5%	-0.2%	23.0%	16.9%	22.2%	38.6%	38.3%	33.7%

ADR (Comparable Hotels)	$139.83	$145.14	$143.87	$134.61	$134.68	$100.11	$106.15	$98.94	$99.98	$122.69	$141.86	$131.19
Occupancy (Comparable Hotels)	73.8%	81.6%	80.1%	73.2%	60.8%	28.2%	48.4%	46.0%	55.4%	70.7%	71.4%	67.4%
RevPAR (Comparable Hotels)	$103.26	$118.41	$115.28	$98.47	$81.94	$28.21	$51.39	$45.52	$55.34	$86.71	$101.36	$88.45

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$132.55	$100.76	$104.78	$97.87	$99.19	$120.56	$140.02	$131.04
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	60.9%	28.2%	48.6%	46.5%	55.5%	70.7%	71.5%	67.5%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$80.66	$28.44	$50.94	$45.46	$55.09	$85.28	$100.14	$88.43

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$238,010	$81,078	$148,826	$133,965	$158,713	$247,404	$277,164	$250,588
Revenue from acquisitions prior to ownership	$11,541	$14,123	$16,510	$12,982	$8,680	$1,617	$5,106	$5,104	$5,133	$10,350	$11,321	$2,870
Revenue from dispositions	$(33,104)	$(28,207)	$(27,071)	$(24,948)	$(18,289)	$(6,421)	$(11,327)	$(11,372)	$(11,400)	$(15,110)	$(3,872)	$(233)
Comparable Hotels Total Revenue	$282,224	$327,033	$321,161	$278,005	$228,401	$76,274	$142,605	$127,697	$152,446	$242,644	$284,613	$253,225

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688	$23,296	$35,427	$94,814	$105,423	$84,609
AHEBITDA from acquisitions prior to ownership	$4,812	$7,049	$8,607	$5,843	$2,140	$(1,066)	$633	$972	$707	$3,917	$4,749	$989
AHEBITDA from dispositions	$(11,547)	$(10,099)	$(9,093)	$(7,879)	$(4,907)	$201	$(2,476)	$(2,654)	$(2,296)	$(5,139)	$(1,301)	$(217)
Comparable Hotels AHEBITDA	$102,069	$131,709	$124,110	$94,800	$60,530	$(161)	$32,845	$21,614	$33,838	$93,592	$108,871	$85,381

Note:  Comparable Hotels is defined as the 219 hotels owned by the Company as of December 31, 2021. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
Total revenue	$235,499	$120,621	95.2%	$872,831	$550,953	58.4%

Total operating expenses	156,650	100,298	56.2%	572,214	439,338	30.2%

Adjusted Hotel EBITDA	$78,849	$20,323	288.0%	$300,617	$111,615	169.3%
Adjusted Hotel EBITDA Margin %	33.5%	16.8%	1,670 bps	34.4%	20.3%	1,410 bps

ADR (Same Store Hotels)	$129.58	$98.36	31.7%	$124.07	$112.60	10.2%
Occupancy (Same Store Hotels)	67.9%	46.2%	47.0%	66.8%	46.1%	44.9%
RevPAR (Same Store Hotels)	$87.97	$45.47	93.5%	$82.82	$51.87	59.7%

ADR (Actual)	$131.04	$97.87	33.9%	$123.78	$111.49	11.0%
Occupancy (Actual)	67.5%	46.5%	45.2%	66.3%	46.1%	43.8%
RevPAR (Actual)	$88.43	$45.46	94.5%	$82.03	$51.34	59.8%

Reconciliation to Actual Results

Total Revenue (Actual)	$250,588	$133,965		$933,869	$601,879
Revenue from acquisitions	(14,856)	(1,972)		(30,423)	(3,517)
Revenue from dispositions	(233)	(11,372)		(30,615)	(47,409)
Same Store Hotels Total Revenue	$235,499	$120,621		$872,831	$550,953

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$84,609	$23,296		$320,273	$121,985
AHEBITDA from acquisitions	(5,543)	(319)		(10,703)	(534)
AHEBITDA from dispositions	(217)	(2,654)		(8,953)	(9,836)
Same Store Hotels AHEBITDA	$78,849	$20,323		$300,617	$111,615

Same Store Hotels is defined as the 207 hotels owned by the Company as of January 1, 2020 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021
Total revenue	$219,721	$74,264	$136,347	$120,621	$144,861	$228,153	$264,318	$235,499

Total operating expenses	161,331	73,442	104,267	100,298	112,106	139,459	163,999	156,650

Adjusted Hotel EBITDA	$58,390	$822	$32,080	$20,323	$32,755	$88,694	$100,319	$78,849
Adjusted Hotel EBITDA Margin %	26.6%	1.1%	23.5%	16.8%	22.6%	38.9%	38.0%	33.5%

ADR (Same Store Hotels)	$134.29	$101.44	$105.71	$98.36	$99.61	$121.79	$139.75	$129.58
Occupancy (Same Store Hotels)	60.9%	28.2%	48.9%	46.2%	56.0%	71.3%	71.7%	67.9%
RevPAR (Same Store Hotels)	$81.81	$28.62	$51.64	$45.47	$55.74	$86.79	$100.24	$87.97

ADR (Actual)	$132.55	$100.76	$104.78	$97.87	$99.19	$120.56	$140.02	$131.04
Occupancy (Actual)	60.9%	28.2%	48.6%	46.5%	55.5%	70.7%	71.5%	67.5%
RevPAR (Actual)	$80.66	$28.44	$50.94	$45.46	$55.09	$85.28	$100.14	$88.43

Reconciliation to Actual Results

Total Revenue (Actual)	$238,010	$81,078	$148,826	$133,965	$158,713	$247,404	$277,164	$250,588
Revenue from acquisitions	-	(393)	(1,152)	(1,972)	(2,452)	(4,141)	(8,974)	(14,856)
Revenue from dispositions	(18,289)	(6,421)	(11,327)	(11,372)	(11,400)	(15,110)	(3,872)	(233)
Same Store Hotels Total Revenue	$219,721	$74,264	$136,347	$120,621	$144,861	$228,153	$264,318	$235,499

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$63,297	$704	$34,688	$23,296	$35,427	$94,814	$105,423	$84,609
AHEBITDA from acquisitions	-	(83)	(132)	(319)	(376)	(981)	(3,803)	(5,543)
AHEBITDA from dispositions	(4,907)	201	(2,476)	(2,654)	(2,296)	(5,139)	(1,301)	(217)
Same Store Hotels AHEBITDA	$58,390	$822	$32,080	$20,323	$32,755	$88,694	$100,319	$78,849

Note: Same Store Hotels is defined as the 207 hotels owned by the Company as of January 1, 2020 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from March 31, 2019 through December 31, 2021:

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021
Net income (loss)	$38,151	$62,090	$46,223	$25,453	$(2,769)	$(78,243)	$(40,948)	$(51,247)	$(46,435)	$20,283	$31,759	$13,221
Depreciation and amortization	47,950	48,109	47,887	49,294	49,522	49,897	50,171	50,196	48,710	46,386	44,217	45,158
Amortization of favorable and unfavorable operating leases, net	31	31	31	31	101	101	103	137	98	98	98	99
Interest and other expense, net	15,494	15,857	14,759	15,081	15,566	18,386	18,531	18,352	18,513	18,618	15,977	14,640
Income tax expense	206	156	143	174	146	58	61	67	108	87	114	159
EBITDA	101,832	126,243	109,043	90,033	62,566	(9,801)	27,918	17,505	20,994	85,472	92,165	73,277
(Gain) loss on sale of real estate	(1,213)	161	-	(3,969)	(8,839)	54	-	(2,069)	(4,484)	864	(44)	68
Loss on impairment of depreciable real estate assets	-	-	6,467	-	-	4,382	-	715	10,754	-	-	-
EBITDAre	100,619	126,404	115,510	86,064	53,727	(5,365)	27,918	16,151	27,264	86,336	92,121	73,345
Non-cash straight-line operating ground lease expense	48	47	47	46	47	44	44	45	44	43	41	41
Adjusted EBITDAre	$100,667	$126,451	$115,557	$86,110	$53,774	$(5,321)	$27,962	$16,196	$27,308	$86,379	$92,162	$73,386
General and administrative expense	8,137	8,308	9,039	10,726	9,523	6,025	6,726	7,100	8,119	8,435	13,261	11,223
Adjusted Hotel EBITDA	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688	$23,296	$35,427	$94,814	$105,423	$84,609

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three months and year ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$13,221	$(51,247)	$18,828	$(173,207)
Depreciation of real estate owned	44,395	48,327	179,275	192,346
(Gain) loss on sale of real estate	68	(2,069)	(3,596)	(10,854)
Loss on impairment of depreciable real estate assets	-	715	10,754	5,097
Funds from operations	57,684	(4,274)	205,261	13,382
Amortization of finance ground lease assets	760	1,617	5,178	6,433
Amortization of favorable and unfavorable operating leases, net	99	137	393	442
Non-cash straight-line operating ground lease expense	41	45	169	180
Modified funds from operations	$58,584	$(2,475)	$211,001	$20,437

Page | 15

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

December 31, 2021

	2022	2023	2024	2025	2026	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$241,831	$296,213	$338,597	$245,140	$74,649	$247,616	$1,444,046	$1,409,689
Average interest rates (1)	3.3%	3.4%	3.7%	3.9%	3.8%	3.7%

Variable-rate debt:
Maturities	$76,000	$250,000	$310,000	$175,000	$-	$85,000	$896,000	$869,618
Average interest rates (1)	3.0%	3.2%	3.6%	4.1%	4.2%	3.7%

Fixed-rate debt:
Maturities	$165,831	$46,213	$28,597	$70,140	$74,649	$162,616	$548,046	$540,071
Average interest rates	4.0%	3.9%	3.9%	3.8%	3.7%	3.7%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended December 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021
Top 20 Markets
Los Angeles, CA	8	79.3%	70.5%	12.5%	$165.38	$113.89	45.2%	$131.13	$80.25	63.4%	6.3%
Phoenix, AZ	10	76.2%	43.1%	76.8%	$124.00	$89.64	38.3%	$94.46	$38.66	144.3%	5.9%
San Diego, CA	7	67.0%	39.7%	68.8%	$143.68	$109.85	30.8%	$96.28	$43.61	120.8%	4.6%
Orange County, CA	6	73.3%	50.7%	44.6%	$134.80	$102.70	31.3%	$98.75	$52.07	89.6%	3.9%
Fort Worth/Arlington, TX	6	69.5%	53.4%	30.1%	$135.56	$103.41	31.1%	$94.23	$55.22	70.6%	3.6%
Portland, ME	3	63.9%	48.0%	33.1%	$198.33	$148.38	33.7%	$126.81	$71.26	78.0%	3.6%
Nashville, TN	5	74.7%	45.7%	63.5%	$150.71	$95.52	57.8%	$112.56	$43.70	157.6%	3.6%
Austin, TX	7	76.6%	32.9%	132.8%	$110.76	$75.45	46.8%	$84.85	$24.82	241.9%	2.5%
Richmond/Petersburg, VA	4	69.0%	28.2%	144.7%	$149.55	$108.28	38.1%	$103.23	$30.56	237.8%	2.4%
Melbourne, FL	3	73.4%	47.3%	55.2%	$150.99	$129.72	16.4%	$110.85	$61.32	80.8%	2.2%
Miami, FL	3	83.8%	57.3%	46.2%	$139.41	$80.60	73.0%	$116.88	$46.18	153.1%	2.1%
Seattle, WA	3	63.5%	47.8%	32.8%	$149.69	$122.24	22.5%	$95.05	$58.37	62.8%	2.0%
Dallas, TX	5	62.4%	35.9%	73.8%	$117.87	$85.01	38.7%	$73.56	$30.53	140.9%	2.0%
Omaha, NE	4	60.2%	30.1%	100.0%	$115.24	$85.58	34.7%	$69.35	$25.76	169.2%	1.8%
North Carolina East	4	67.2%	60.8%	10.5%	$122.24	$107.94	13.2%	$82.10	$65.66	25.0%	1.7%
Chicago, IL	7	55.5%	24.0%	131.3%	$114.04	$83.18	37.1%	$63.31	$19.98	216.9%	1.6%
Indiana North	3	62.7%	38.7%	62.0%	$155.52	$108.90	42.8%	$97.54	$42.18	131.2%	1.6%
Tucson, AZ	3	79.4%	62.2%	27.7%	$103.42	$87.04	18.8%	$82.13	$54.14	51.7%	1.5%
Oklahoma City, OK	4	56.8%	50.1%	13.4%	$128.51	$96.94	32.6%	$72.96	$48.55	50.3%	1.5%
New Orleans, LA	1	72.6%	34.5%	110.4%	$217.23	$137.34	58.2%	$157.63	$47.43	232.3%	1.5%
Top 20 Markets	96	69.2%	44.1%	56.9%	$137.25	$101.65	35.0%	$95.03	$44.84	111.9%	55.9%

All Other Markets
Florida Panhandle	5	60.3%	56.9%	6.0%	$129.52	$108.83	19.0%	$78.11	$61.89	26.2%	1.5%
Alabama North	4	68.8%	62.1%	10.8%	$123.47	$105.98	16.5%	$84.95	$65.84	29.0%	1.4%
Alaska	2	83.8%	58.7%	42.8%	$151.81	$135.24	12.3%	$127.16	$79.41	60.1%	1.4%
Birmingham, AL	4	67.3%	43.5%	54.7%	$127.52	$103.87	22.8%	$85.83	$45.15	90.1%	1.4%
Memphis, TN	2	56.7%	37.7%	50.4%	$190.91	$135.49	40.9%	$108.29	$51.02	112.3%	1.4%
Newark, NJ	2	81.9%	58.8%	39.3%	$154.19	$112.50	37.1%	$126.30	$66.20	90.8%	1.4%
Fort Lauderdale, FL	2	76.5%	49.3%	55.2%	$135.14	$79.94	69.1%	$103.37	$39.37	162.6%	1.4%
Washington, DC	4	64.6%	42.3%	52.7%	$111.29	$94.99	17.2%	$71.91	$40.16	79.1%	1.3%
Alabama South	4	63.9%	48.9%	30.7%	$121.09	$102.09	18.6%	$77.36	$49.93	54.9%	1.3%
Knoxville, TN	3	76.4%	54.2%	41.0%	$111.49	$100.27	11.2%	$85.17	$54.33	56.8%	1.2%
Houston, TX	6	53.7%	37.0%	45.1%	$99.77	$80.95	23.2%	$53.62	$29.92	79.2%	1.2%
Boston, MA	3	76.9%	43.4%	77.2%	$121.03	$100.52	20.4%	$93.13	$43.67	113.3%	1.2%
Kansas City, MO	4	63.6%	38.6%	64.8%	$115.54	$101.57	13.8%	$73.47	$39.18	87.5%	1.1%
Orlando, FL	3	69.3%	29.5%	134.9%	$102.11	$71.89	42.0%	$70.75	$21.20	233.7%	1.1%
Virginia Area	1	79.6%	100.0%	(20.4%)	$144.90	$74.22	95.2%	$115.37	$74.20	55.5%	1.0%
Syracuse, NY	2	77.9%	34.8%	123.9%	$122.77	$101.14	21.4%	$95.62	$35.24	171.3%	1.0%
Salt Lake City/Ogden, UT	2	77.0%	57.4%	34.1%	$104.94	$71.58	46.6%	$80.84	$41.11	96.6%	0.9%
Jacksonville, FL	2	87.0%	60.9%	42.9%	$114.40	$98.51	16.1%	$99.56	$60.00	65.9%	0.9%
Norfolk/Virginia Beach, VA	4	67.7%	59.7%	13.4%	$115.55	$94.47	22.3%	$78.24	$56.44	38.6%	0.9%
Philadelphia, PA	3	61.6%	41.1%	49.9%	$120.53	$91.82	31.3%	$74.23	$37.78	96.5%	0.9%
California South/Central	2	78.4%	75.8%	3.4%	$148.39	$113.03	31.3%	$116.36	$85.73	35.7%	0.8%
Savannah, GA	1	81.0%	72.3%	12.0%	$124.46	$87.47	42.3%	$100.80	$63.22	59.4%	0.8%
Texas West	1	97.9%	85.3%	14.8%	$119.33	$102.51	16.4%	$116.86	$87.45	33.6%	0.8%
Inland Empire, CA	1	78.9%	84.7%	(6.8%)	$190.34	$155.46	22.4%	$150.12	$131.75	13.9%	0.8%
Denver, CO	3	50.7%	40.0%	26.8%	$119.94	$86.32	38.9%	$60.76	$34.55	75.9%	0.8%
Atlanta, GA	3	52.3%	35.5%	47.3%	$148.21	$89.41	65.8%	$77.52	$31.73	144.3%	0.8%
Sacramento, CA	1	71.8%	47.7%	50.5%	$152.58	$103.30	47.7%	$109.49	$49.30	122.1%	0.7%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended December 31

(Unaudited)

All Other Markets (continued)		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021
Saint Louis, MO	2	53.8%	33.3%	61.6%	$142.08	$94.07	51.0%	$76.44	$31.35	143.8%	0.7%
Long Island, NY	1	75.6%	51.1%	47.9%	$146.30	$102.42	42.8%	$110.65	$52.35	111.4%	0.7%
Idaho	1	63.7%	43.0%	48.1%	$146.67	$104.89	39.8%	$93.37	$45.10	107.0%	0.7%
Columbia, SC	2	71.4%	59.3%	20.4%	$117.12	$88.73	32.0%	$83.67	$52.64	58.9%	0.7%
Iowa Area	3	65.9%	52.6%	25.3%	$106.83	$96.52	10.7%	$70.42	$50.77	38.7%	0.7%
Louisiana South	2	57.0%	69.3%	(17.7%)	$124.57	$101.20	23.1%	$70.97	$70.18	1.1%	0.7%
Tampa, FL	1	83.8%	61.6%	36.0%	$139.93	$100.26	39.6%	$117.31	$61.78	89.9%	0.6%
Palm Beach , FL	1	69.6%	47.9%	45.3%	$132.67	$71.74	84.9%	$92.29	$34.35	168.7%	0.6%
Greenville/Spartanburg, SC	1	66.8%	65.1%	2.6%	$159.38	$98.04	62.6%	$106.53	$63.78	67.0%	0.5%
San Jose/Santa Cruz, CA	1	81.0%	76.1%	6.4%	$138.46	$114.19	21.3%	$112.15	$86.86	29.1%	0.5%
Bergen/Passaic, NJ	1	90.5%	73.0%	24.0%	$119.81	$94.02	27.4%	$108.47	$68.59	58.1%	0.5%
Florida Central	2	67.5%	43.8%	54.1%	$121.25	$89.96	34.8%	$81.87	$39.38	107.9%	0.5%
Madison, WI	1	39.8%			$179.28			$71.33			0.5%
Mississippi	2	69.6%	52.4%	32.8%	$110.57	$101.17	9.3%	$76.97	$53.05	45.1%	0.5%
Baltimore, MD	1	56.8%	35.8%	58.7%	$150.84	$79.94	88.7%	$85.66	$28.60	199.5%	0.5%
Macon/Warner Robins, GA	1	68.8%	51.7%	33.1%	$140.42	$112.83	24.5%	$96.56	$58.33	65.5%	0.5%
Portland, OR	1	44.4%	18.9%	134.9%	$145.64	$98.90	47.3%	$64.69	$18.73	245.4%	0.4%
Greensboro/Winston Salem, NC	2	66.1%	49.2%	34.3%	$112.52	$86.61	29.9%	$74.39	$42.64	74.5%	0.4%
Arkansas Area	2	57.5%	44.7%	28.6%	$101.12	$72.80	38.9%	$58.12	$32.51	78.8%	0.4%
Ohio Area	1	60.1%	37.5%	60.3%	$112.11	$90.35	24.1%	$67.39	$33.89	98.8%	0.4%
San Antonio, TX	1	84.5%	55.6%	52.0%	$93.96	$70.48	33.3%	$79.36	$39.21	102.4%	0.3%
Pittsburgh, PA	1	42.4%	31.3%	35.5%	$152.09	$94.56	60.8%	$64.46	$29.60	117.8%	0.3%
Detroit, MI	1	56.5%	23.1%	144.6%	$126.01	$92.59	36.1%	$71.22	$21.38	233.1%	0.3%
Texas East	1	89.1%	83.7%	6.5%	$105.46	$84.40	25.0%	$93.98	$70.61	33.1%	0.3%
Colorado Springs, CO	1	65.5%	51.3%	27.7%	$134.05	$108.48	23.6%	$87.78	$55.65	57.7%	0.3%
Raleigh/Durham/Chapel Hill, NC	1	66.3%	51.7%	28.2%	$113.41	$81.56	39.1%	$75.24	$42.18	78.4%	0.3%
South Carolina Area	1	65.6%	50.2%	30.7%	$129.59	$94.18	37.6%	$85.03	$47.25	80.0%	0.3%
Utah Area	1	59.8%	51.8%	15.4%	$120.60	$93.95	28.4%	$72.10	$48.71	48.0%	0.3%
Charleston, SC	1	62.1%	40.3%	54.1%	$114.77	$99.99	14.8%	$71.31	$40.34	76.8%	0.2%
Chattanooga, TN	1	84.7%	69.2%	22.4%	$121.03	$112.29	7.8%	$102.47	$77.73	31.8%	0.2%
Indianapolis, IN	1	61.8%	32.8%	88.4%	$110.98	$89.89	23.5%	$68.58	$29.49	132.6%	0.2%
Mobile, AL	1	63.5%	64.0%	(0.8%)	$107.50	$97.21	10.6%	$68.26	$62.24	9.7%	0.2%
Minneapolis, MN	2	53.0%	22.0%	140.9%	$123.74	$82.06	50.8%	$65.64	$18.08	263.1%	0.2%
Charlotte, NC	1	76.2%	51.7%	47.4%	$86.57	$68.83	25.8%	$65.96	$35.61	85.2%	0.2%
Central New Jersey	1	49.1%	29.7%	65.3%	$117.88	$72.15	63.4%	$57.86	$21.40	170.4%	0.2%
Kansas	1	63.4%	38.3%	65.5%	$82.41	$75.33	9.4%	$52.23	$28.86	81.0%	0.1%
Minnesota	1	57.9%	44.5%	30.1%	$103.92	$85.56	21.5%	$60.18	$38.10	58.0%	0.1%
Cincinnati, OH	1	55.9%	32.8%	70.4%	$107.71	$92.85	16.0%	$60.18	$30.48	97.4%	0.1%
New York, NY	1	68.6%	41.3%	66.1%	$171.29	$122.12	40.3%	$117.57	$50.41	133.2%	(0.4)%
All Other Markets	123	65.8%	47.7%	37.9%	$125.34	$96.65	29.7%	$82.43	$46.14	78.7%	44.1%

Total Portfolio	219	67.4%	46.0%	46.5%	$131.19	$98.94	32.6%	$88.45	$45.52	94.3%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Year Ended December 31

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
Top 20 Markets
Los Angeles, CA	8	82.9%	62.5%	32.6%	$145.84	$131.13	11.2%	$120.88	$81.95	47.5%	6.3%
San Diego, CA	7	63.9%	43.5%	46.9%	$143.70	$127.16	13.0%	$91.88	$55.32	66.1%	5.1%
Orange County, CA	6	72.2%	46.3%	55.9%	$129.58	$120.22	7.8%	$93.58	$55.64	68.2%	3.9%
Phoenix, AZ	10	66.5%	42.3%	57.2%	$109.29	$115.06	(5.0%)	$72.65	$48.67	49.3%	3.9%
Portland, ME	3	65.0%	52.0%	25.0%	$223.19	$121.50	83.7%	$145.01	$63.15	129.6%	3.8%
Fort Worth/Arlington, TX	6	73.0%	50.2%	45.4%	$123.55	$113.99	8.4%	$90.20	$57.22	57.6%	3.0%
Norfolk/Virginia Beach, VA	4	75.8%	59.3%	27.8%	$159.31	$128.67	23.8%	$120.82	$76.34	58.3%	3.0%
Nashville, TN	5	68.9%	43.8%	57.3%	$135.04	$117.92	14.5%	$93.02	$51.62	80.2%	2.9%
North Carolina East	4	73.8%	64.5%	14.4%	$142.44	$122.70	16.1%	$105.13	$79.11	32.9%	2.9%
Alaska	2	85.6%	65.4%	30.9%	$181.79	$138.79	31.0%	$155.63	$90.72	71.5%	2.5%
Seattle, WA	3	66.0%	50.1%	31.7%	$151.18	$139.88	8.1%	$99.74	$70.02	42.4%	2.5%
Florida Panhandle	5	69.7%	56.4%	23.6%	$139.55	$123.18	13.3%	$97.33	$69.41	40.2%	2.5%
Omaha, NE	4	56.5%	35.5%	59.2%	$126.95	$98.79	28.5%	$71.69	$35.06	104.5%	2.1%
Melbourne, FL	3	68.3%	52.4%	30.3%	$144.62	$139.26	3.8%	$98.83	$72.94	35.5%	2.0%
Austin, TX	7	68.7%	34.7%	98.0%	$101.14	$92.49	9.4%	$69.48	$32.10	116.4%	1.9%
Oklahoma City, OK	4	63.3%	46.8%	35.3%	$123.73	$107.14	15.5%	$78.29	$50.17	56.0%	1.9%
Miami, FL	3	79.6%	54.2%	46.9%	$128.67	$108.07	19.1%	$102.40	$58.59	74.8%	1.8%
Richmond/Petersburg, VA	4	56.7%	28.4%	99.6%	$142.15	$132.14	7.6%	$80.54	$37.59	114.3%	1.8%
Alabama North	4	74.4%	52.3%	42.3%	$118.12	$108.09	9.3%	$87.85	$56.53	55.4%	1.8%
Dallas, TX	5	63.9%	38.9%	64.3%	$106.34	$105.48	0.8%	$67.90	$41.07	65.3%	1.5%
Top 20 Markets	97	69.1%	47.4%	45.8%	$134.59	$119.93	12.2%	$93.06	$56.82	63.8%	57.1%

All Other Markets
Birmingham, AL	4	66.5%	45.9%	44.9%	$122.31	$109.13	12.1%	$81.37	$50.11	62.4%	1.5%
Chicago, IL	7	50.5%	32.4%	55.9%	$107.54	$97.51	10.3%	$54.33	$31.57	72.1%	1.4%
Alabama South	4	65.3%	48.3%	35.2%	$113.33	$104.77	8.2%	$73.95	$50.58	46.2%	1.4%
Indiana North	3	67.1%	40.9%	64.1%	$123.76	$107.31	15.3%	$83.10	$43.88	89.4%	1.4%
Washington, DC	4	60.3%	43.7%	38.0%	$106.84	$107.07	(0.2%)	$64.44	$46.81	37.7%	1.3%
Memphis, TN	2	56.7%	38.9%	45.8%	$178.24	$148.07	20.4%	$101.01	$57.61	75.3%	1.3%
Fort Lauderdale, FL	2	79.7%	47.3%	68.5%	$119.22	$120.20	(0.8%)	$94.96	$56.81	67.2%	1.3%
Tucson, AZ	3	76.0%	54.3%	40.0%	$98.68	$104.92	(5.9%)	$74.99	$57.01	31.5%	1.3%
Houston, TX	6	58.3%	42.3%	37.8%	$97.00	$94.83	2.3%	$56.59	$40.15	40.9%	1.2%
Knoxville, TN	3	71.3%	46.5%	53.3%	$103.91	$100.08	3.8%	$74.06	$46.50	59.3%	1.1%
Kansas City, MO	4	64.8%	40.2%	61.2%	$106.97	$107.58	(0.6%)	$69.28	$43.22	60.3%	1.1%
Newark, NJ	2	73.7%	57.0%	29.3%	$140.07	$114.75	22.1%	$103.30	$65.39	58.0%	1.1%
Salt Lake City/Ogden, UT	2	79.9%	56.3%	41.9%	$98.17	$87.07	12.7%	$78.42	$48.99	60.1%	1.0%
Saint Louis, MO	2	58.7%	35.3%	66.3%	$136.84	$109.42	25.1%	$80.36	$38.68	107.8%	1.0%
Boston, MA	3	69.1%	40.2%	71.9%	$114.37	$112.57	1.6%	$79.08	$45.23	74.8%	0.9%
Jacksonville, FL	2	79.9%	54.0%	48.0%	$115.99	$105.10	10.4%	$92.71	$56.79	63.3%	0.9%
Inland Empire, CA	1	87.5%	78.8%	11.0%	$179.30	$156.21	14.8%	$156.83	$123.08	27.4%	0.9%
Denver, CO	3	50.7%	45.4%	11.7%	$121.24	$103.21	17.5%	$61.41	$46.83	31.1%	0.9%
Orlando, FL	3	63.3%	33.2%	90.7%	$98.47	$102.64	(4.1%)	$62.36	$34.09	82.9%	0.9%
California South/Central	2	82.8%	67.2%	23.2%	$132.36	$114.51	15.6%	$109.58	$76.93	42.4%	0.8%
Syracuse, NY	2	62.8%	35.2%	78.4%	$128.25	$117.15	9.5%	$80.56	$41.23	95.4%	0.8%
Louisiana South	2	62.0%	62.3%	(0.5%)	$116.82	$96.59	20.9%	$72.43	$60.15	20.4%	0.8%
Long Island, NY	1	74.3%	45.0%	65.1%	$146.36	$113.48	29.0%	$108.82	$51.02	113.3%	0.8%
Virginia Area	1	78.3%	54.6%	43.4%	$119.93	$93.59	28.1%	$93.88	$51.06	83.9%	0.8%
Philadelphia, PA	3	57.5%	40.2%	43.0%	$113.82	$106.74	6.6%	$65.49	$42.95	52.5%	0.8%
Savannah, GA	1	82.4%	64.1%	28.5%	$117.25	$99.20	18.2%	$96.63	$63.55	52.1%	0.8%
Columbia, SC	2	71.7%	59.7%	20.1%	$106.40	$95.73	11.1%	$76.31	$57.14	33.5%	0.8%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Year Ended December 31

(Unaudited)

All Other Markets (continued)		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
Atlanta, GA	3	54.1%	36.5%	48.2%	$127.92	$120.52	6.1%	$69.18	$43.96	57.4%	0.7%
Texas West	1	95.5%	84.7%	12.8%	$112.18	$104.70	7.1%	$107.18	$88.73	20.8%	0.7%
Idaho	1	66.9%	45.9%	45.8%	$139.20	$121.41	14.7%	$93.17	$55.72	67.2%	0.7%
New Orleans, LA	1	57.8%	41.7%	38.6%	$167.64	$148.86	12.6%	$96.84	$62.14	55.8%	0.7%
Iowa Area	3	65.0%	49.9%	30.3%	$105.07	$97.49	7.8%	$68.27	$48.63	40.4%	0.7%
Tampa, FL	1	78.0%	52.5%	48.6%	$140.18	$128.01	9.5%	$109.36	$67.21	62.7%	0.6%
Sacramento, CA	1	73.2%	51.8%	41.3%	$131.96	$119.72	10.2%	$96.63	$62.07	55.7%	0.6%
San Jose/Santa Cruz, CA	1	82.0%	64.7%	26.7%	$130.37	$143.71	(9.3%)	$106.88	$93.01	14.9%	0.6%
Greenville/Spartanburg, SC	1	66.3%	44.3%	49.7%	$136.42	$109.56	24.5%	$90.40	$48.59	86.0%	0.6%
Florida Central	2	66.7%	43.2%	54.4%	$117.83	$100.78	16.9%	$78.56	$43.53	80.5%	0.6%
South Carolina Area	1	71.4%	54.8%	30.3%	$156.41	$113.09	38.3%	$111.72	$61.94	80.4%	0.6%
Macon/Warner Robins, GA	1	72.9%	69.0%	5.7%	$134.51	$112.55	19.5%	$98.06	$77.68	26.2%	0.6%
Colorado Springs, CO	1	72.5%	52.3%	38.6%	$152.33	$116.40	30.9%	$110.52	$60.90	81.5%	0.5%
Portland, OR	1	45.8%	29.2%	56.8%	$143.35	$120.79	18.7%	$65.62	$35.23	86.3%	0.5%
Mississippi	2	68.6%	46.5%	47.5%	$110.14	$99.31	10.9%	$75.51	$46.15	63.6%	0.5%
Palm Beach , FL	1	74.1%	43.3%	71.1%	$111.86	$117.50	(4.8%)	$82.90	$50.92	62.8%	0.5%
Greensboro/Winston Salem, NC	2	67.1%	46.8%	43.4%	$101.89	$91.57	11.3%	$68.39	$42.84	59.6%	0.5%
Utah Area	1	67.4%	50.9%	32.4%	$119.24	$98.56	21.0%	$80.34	$50.20	60.0%	0.4%
Baltimore, MD	1	55.7%	38.4%	45.1%	$128.35	$88.01	45.8%	$71.50	$33.84	111.3%	0.4%
Arkansas Area	2	59.9%	38.5%	55.6%	$91.03	$93.00	(2.1%)	$54.54	$35.82	52.3%	0.4%
San Antonio, TX	1	83.6%	54.1%	54.5%	$92.34	$82.00	12.6%	$77.17	$44.32	74.1%	0.4%
Bergen/Passaic, NJ	1	84.2%	63.5%	32.6%	$109.77	$103.46	6.1%	$92.40	$65.75	40.5%	0.3%
Charleston, SC	1	69.1%	46.4%	48.9%	$111.79	$106.25	5.2%	$77.21	$49.31	56.6%	0.3%
Texas East	1	85.7%	80.6%	6.3%	$103.01	$83.14	23.9%	$88.25	$66.97	31.8%	0.3%
Pittsburgh, PA	1	45.8%	34.2%	33.9%	$124.82	$95.14	31.2%	$57.21	$32.49	76.1%	0.3%
Detroit, MI	1	46.7%	27.8%	68.0%	$123.26	$101.53	21.4%	$57.51	$28.27	103.4%	0.3%
Ohio Area	1	57.2%	40.0%	43.0%	$105.31	$99.89	5.4%	$60.22	$39.91	50.9%	0.3%
Mobile, AL	1	65.5%	56.3%	16.3%	$108.94	$96.75	12.6%	$71.35	$54.45	31.0%	0.3%
Raleigh/Durham/Chapel Hill, NC	1	68.6%	49.8%	37.8%	$98.20	$94.98	3.4%	$67.35	$47.26	42.5%	0.3%
Chattanooga, TN	1	82.4%	66.1%	24.7%	$119.22	$112.60	5.9%	$98.26	$74.45	32.0%	0.3%
Madison, WI	1	36.8%			$161.77			$59.57			0.2%
Indianapolis, IN	1	59.8%	33.4%	79.0%	$108.79	$99.83	9.0%	$65.11	$33.32	95.4%	0.2%
Kansas	1	61.9%	41.2%	50.2%	$84.97	$84.53	0.5%	$52.60	$34.81	51.1%	0.2%
Central New Jersey	1	43.7%	35.7%	22.4%	$106.22	$93.05	14.2%	$46.46	$33.25	39.7%	0.1%
Charlotte, NC	1	69.5%	50.2%	38.4%	$81.40	$76.83	5.9%	$56.58	$38.60	46.6%	0.1%
Cincinnati, OH	1	55.1%	38.6%	42.7%	$111.14	$99.43	11.8%	$61.27	$38.38	59.6%	0.1%
Minnesota	1	61.0%	46.5%	31.2%	$98.42	$95.83	2.7%	$60.09	$44.57	34.8%	0.1%
Minneapolis, MN	2	47.2%	27.5%	71.6%	$113.61	$108.04	5.2%	$53.68	$29.70	80.7%	0.1%
New York, NY	1	65.4%	31.0%	111.0%	$135.77	$129.21	5.1%	$88.74	$40.06	121.5%	(1.0)%
All Other Markets	122	63.9%	44.6%	43.3%	$117.04	$106.32	10.1%	$74.75	$47.40	57.7%	42.9%

Total Portfolio	219	66.3%	45.9%	44.4%	$125.43	$112.72	11.3%	$83.14	$51.69	60.8%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021
STR Region
East North Central	15	56.1%	28.3%	98.2%	$124.73	$91.17	36.8%	$70.00	$25.76	171.7%	4.7%
East South Central	26	69.2%	49.9%	38.7%	$133.87	$104.10	28.6%	$92.61	$51.97	78.2%	11.2%
Middle Atlantic	12	68.1%	44.4%	53.4%	$138.14	$100.89	36.9%	$94.04	$44.79	110.0%	4.5%
Mountain	21	70.8%	47.1%	50.3%	$120.12	$88.43	35.8%	$85.04	$41.61	104.4%	10.4%
New England	6	69.0%	45.8%	50.7%	$164.64	$126.58	30.1%	$113.64	$58.00	95.9%	4.7%
Pacific	32	71.7%	53.2%	34.8%	$149.99	$114.16	31.4%	$107.52	$60.68	77.2%	21.8%
South Atlantic	54	69.3%	49.0%	41.4%	$128.31	$94.59	35.6%	$88.96	$46.35	91.9%	23.2%
West North Central	17	59.8%	35.5%	68.5%	$116.43	$91.84	26.8%	$69.68	$32.65	113.4%	4.7%
West South Central	36	65.7%	44.9%	46.3%	$120.52	$90.91	32.6%	$79.19	$40.86	93.8%	14.8%

Total Portfolio	219	67.4%	46.0%	46.5%	$131.19	$98.94	32.6%	$88.45	$45.52	94.3%	100.0%

Note:  Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Year Ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
STR Region
East North Central	15	53.1%	34.3%	54.8%	$114.20	$100.08	14.1%	$60.59	$34.37	76.3%	3.9%
East South Central	26	68.0%	46.9%	45.0%	$125.15	$111.80	11.9%	$85.11	$52.43	62.3%	10.9%
Middle Atlantic	12	62.9%	42.1%	49.4%	$126.97	$109.99	15.4%	$79.82	$46.35	72.2%	3.2%
Mountain	21	66.7%	46.8%	42.5%	$111.84	$107.87	3.7%	$74.62	$50.50	47.8%	8.7%
New England	6	66.8%	46.3%	44.3%	$172.72	$117.78	46.6%	$115.45	$54.55	111.6%	4.8%
Pacific	32	72.4%	52.1%	39.0%	$144.82	$129.78	11.6%	$104.81	$67.59	55.1%	23.9%
South Atlantic	54	68.6%	48.0%	42.9%	$126.88	$114.19	11.1%	$87.06	$54.83	58.8%	26.5%
West North Central	17	59.0%	38.3%	54.0%	$115.62	$101.92	13.4%	$68.21	$38.99	74.9%	5.3%
West South Central	36	66.3%	45.2%	46.7%	$110.48	$102.45	7.8%	$73.28	$46.27	58.4%	12.8%

Total Portfolio	219	66.3%	45.9%	44.4%	$125.43	$112.72	11.3%	$83.14	$51.69	60.8%	100.0%

Note:  Region categorization based on STR designation.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021
Upscale
AC Hotels	1	66.8%	48.2%	38.6%	$221.79	$159.61	39.0%	$148.21	$76.89	92.8%	1.7%
Aloft	1	50.6%			$197.01			$99.75			0.6%
Courtyard	33	65.3%	41.9%	55.8%	$127.78	$93.29	37.0%	$83.49	$39.13	113.4%	15.4%
Hilton Garden Inn	40	60.5%	39.1%	54.7%	$132.06	$92.47	42.8%	$79.85	$36.14	120.9%	17.0%
Homewood Suites	30	78.8%	63.7%	23.7%	$132.28	$102.41	29.2%	$104.21	$65.27	59.7%	15.4%
Hyatt House	1	78.6%	48.9%	60.7%	$122.69	$78.06	57.2%	$96.44	$38.20	152.5%	0.4%
Hyatt Place	3	71.2%	51.8%	37.5%	$129.39	$91.18	41.9%	$92.11	$47.25	94.9%	1.4%
Residence Inn	29	73.7%	55.3%	33.3%	$139.00	$116.01	19.8%	$102.41	$64.16	59.6%	16.9%
SpringHill Suites	9	65.7%	44.4%	48.0%	$114.75	$81.90	40.1%	$75.45	$36.37	107.5%	3.1%
Upscale Total	147	68.0%	48.0%	41.7%	$132.51	$99.97	32.5%	$90.04	$48.01	87.5%	71.9%

Upper Midscale
Fairfield	10	66.2%	37.7%	75.6%	$116.92	$82.96	40.9%	$77.35	$31.31	147.0%	3.6%
Hampton	37	63.0%	37.5%	68.0%	$130.52	$94.33	38.4%	$82.28	$35.39	132.5%	14.0%
Home2 Suites	10	76.3%	58.4%	30.7%	$129.20	$101.17	27.7%	$98.57	$59.08	66.8%	5.1%
TownePlace Suites	9	72.6%	58.6%	23.9%	$106.98	$93.16	14.8%	$77.67	$54.62	42.2%	3.1%
Upper Midscale Total	66	66.4%	42.8%	55.1%	$125.41	$93.97	33.5%	$83.30	$40.26	106.9%	25.8%

Upper Upscale
Embassy Suites	2	83.3%	65.2%	27.8%	$158.82	$129.85	22.3%	$132.28	$84.66	56.2%	1.4%
Marriott	2	56.1%	19.1%	193.7%	$132.10	$95.09	38.9%	$74.07	$18.13	308.5%	1.1%
Upper Upscale Total	4	65.3%	34.7%	88.2%	$143.62	$117.19	22.6%	$93.74	$40.62	130.8%	2.5%

Independents
Independents	2	67.3%	40.5%	66.2%	$169.35	$119.72	41.5%	$113.90	$48.51	134.8%	(0.2)%
Independents Total	2	67.3%	40.5%	66.2%	$169.35	$119.72	41.5%	$113.90	$48.51	134.8%	(0.2)%

Total Portfolio	219	67.4%	46.0%	46.5%	$131.19	$98.94	32.6%	$88.45	$45.52	94.3%	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Year Ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
Upscale
AC Hotels	1	66.8%	55.7%	19.9%	$247.77	$104.76	136.5%	$165.41	$58.33	183.6%	2.0%
Aloft	1	49.5%			$201.76			$99.83			0.2%
Courtyard	33	61.9%	40.6%	52.5%	$129.11	$116.33	11.0%	$79.88	$47.28	69.0%	16.6%
Hilton Garden Inn	40	59.4%	41.2%	44.2%	$123.43	$107.75	14.6%	$73.27	$44.36	65.2%	15.6%
Homewood Suites	30	78.3%	61.5%	27.3%	$122.10	$112.37	8.7%	$95.63	$69.05	38.5%	14.3%
Hyatt House	1	63.0%	39.0%	61.5%	$111.01	$79.01	40.5%	$69.95	$30.81	127.0%	0.2%
Hyatt Place	3	64.0%	45.2%	41.6%	$118.43	$98.51	20.2%	$75.77	$44.57	70.0%	1.1%
Residence Inn	29	75.2%	56.8%	32.4%	$135.48	$125.91	7.6%	$101.83	$71.55	42.3%	18.5%
SpringHill Suites	9	65.9%	39.9%	65.2%	$105.24	$97.21	8.3%	$69.37	$38.78	78.9%	3.0%
Upscale Total	147	66.9%	47.8%	40.0%	$126.90	$113.89	11.4%	$84.85	$54.43	55.9%	71.5%

Upper Midscale
Fairfield	10	64.1%	36.2%	77.1%	$104.16	$97.05	7.3%	$66.82	$35.14	90.2%	2.9%
Hampton	37	61.7%	38.4%	60.7%	$124.27	$110.06	12.9%	$76.69	$42.29	81.3%	14.3%
Home2 Suites	10	77.7%	58.9%	31.9%	$124.92	$109.92	13.6%	$97.06	$64.76	49.9%	5.7%
TownePlace Suites	9	76.4%	58.0%	31.7%	$105.69	$100.51	5.2%	$80.73	$58.29	38.5%	3.8%
Upper Midscale Total	66	65.9%	43.1%	52.9%	$119.07	$106.95	11.3%	$78.52	$46.11	70.3%	26.7%

Upper Upscale
Embassy Suites	2	82.9%	62.4%	32.9%	$176.77	$148.00	19.4%	$146.53	$92.29	58.8%	2.1%
Marriott	2	44.8%	20.2%	121.8%	$126.52	$124.75	1.4%	$56.72	$25.24	124.7%	0.6%
Upper Upscale Total	4	57.7%	34.5%	67.2%	$150.92	$138.98	8.6%	$87.07	$47.95	81.6%	2.7%

Independents
Independents	2	65.2%	32.4%	101.2%	$136.75	$128.87	6.1%	$89.20	$41.79	113.4%	(0.9)%
Independents Total	2	65.2%	32.4%	101.2%	$136.75	$128.87	6.1%	$89.20	$41.79	113.4%	(0.9)%

Total Portfolio	219	66.3%	45.9%	44.4%	$125.43	$112.72	11.3%	$83.14	$51.69	60.8%	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 23

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	% Change	Q4 2021
STR Location
Airport	18	74.0%	51.5%	43.7%	$118.79	$88.48	34.3%	$87.85	$45.58	92.7%	7.9%
Interstate	4	62.3%	46.8%	33.1%	$112.01	$96.91	15.6%	$69.84	$45.34	54.0%	1.2%
Resort	11	65.3%	40.0%	63.3%	$132.60	$105.76	25.4%	$86.63	$42.33	104.7%	5.0%
Small Metro/Town	11	73.1%	53.1%	37.7%	$115.32	$91.40	26.2%	$84.26	$48.57	73.5%	4.7%
Suburban	125	69.0%	48.1%	43.5%	$126.61	$98.95	28.0%	$87.31	$47.57	83.5%	51.4%
Urban	50	62.1%	39.9%	55.6%	$149.82	$103.67	44.5%	$93.11	$41.36	125.1%	29.8%

Total Portfolio	219	67.4%	46.0%	46.5%	$131.19	$98.94	32.6%	$88.45	$45.52	94.3%	100.0%

Note:  Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Year Ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021
STR Location
Airport	18	71.8%	52.4%	37.0%	$111.74	$102.16	9.4%	$80.28	$53.51	50.0%	7.3%
Interstate	4	61.7%	47.1%	31.0%	$106.81	$97.21	9.9%	$65.87	$45.75	44.0%	1.2%
Resort	11	65.2%	43.4%	50.2%	$146.57	$136.09	7.7%	$95.57	$59.11	61.7%	7.1%
Small Metro/Town	11	71.1%	51.7%	37.5%	$106.56	$103.75	2.7%	$75.78	$53.65	41.2%	4.3%
Suburban	125	68.3%	47.5%	43.8%	$121.34	$110.93	9.4%	$82.83	$52.67	57.3%	53.2%
Urban	50	60.2%	39.9%	50.9%	$140.16	$119.37	17.4%	$84.42	$47.63	77.2%	26.9%

Total Portfolio	219	66.3%	45.9%	44.4%	$125.43	$112.72	11.3%	$83.14	$51.69	60.8%	100.0%

Note:  Location categorization based on STR designation.

Page | 24